                                                                    EXHIBIT 99-A




                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C. 20549



                                   ---------


                                   FORM 11-K


                                   ---------





                                 ANNUAL REPORT


                       PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            THE LIBERTY CORPORATION
                          2000 WADE HAMPTON BOULEVARD
                       GREENVILLE, SOUTH CAROLINA 29615


                      FOR THE YEAR ENDED DECEMBER 31, 1995



                                   ---------



                            THE LIBERTY CORPORATION
                        AND ADOPTING RELATED EMPLOYERS'
                               401(K) THRIFT PLAN



                            THE LIBERTY CORPORATION
                          2000 WADE HAMPTON BOULEVARD
                       GREENVILLE, SOUTH CAROLINA 29615







                                      -1-
                                       65

ITEM 1.  CHANGES IN THE PLAN

None.


ITEM 2.  CHANGES IN INVESTMENT POLICY

None.


ITEM 3.  CONTRIBUTIONS UNDER THE PLAN

Contributions under the Plan by The Liberty Corporation (the "Company") and its participating subsidiaries (the Company and the participating subsidiaries being collectively referred to as the "employers") are measured by reference to the employees' contributions which may be on a pre-tax or after-tax basis. Employer matching contributions are made only on pre-tax employee contributions in accordance with a formula set each year by the employer's board of directors. During 1995, the Company and all participating subsidiaries, contributed an amount equal to 100% of a participant's pre-tax contribution, up to a maximum of 3% of the participant's compensation.

Employer matching contributions totaling $2,127,000 in 1995, $2,045,000 in 1994, $2,052,000 in 1993, $1,655,000 in 1992, and $1,388,000 in 1991, were credited to the accounts of participating employees.


ITEM 4.  PARTICIPATING EMPLOYEES

There were 1,927 enrolled participants in the Plan as of December 31, 1995.







                                      -2-
                                       66

ITEM 5.  ADMINISTRATION OF THE PLAN

(a) Parties responsible for the administration of the Plan are: (1) the Plan Committee, made up of at least three members named by the Company, (2) the Trustee and (3) the Plan Administrator which is named by the Plan Committee.

     The Plan Committee is responsible for the administration and operation of the Plan, except as to responsibilities which have been specifically assigned to the Trustee, to an Investment Manager, or to the Plan Administrator. Present members of the Plan Committee, their positions with the Company and its subsidiaries, and their addresses are as follows:


             Jennie M. Johnson
             President, Pierce National Life Insurance Company
             Vice President, Administration
             The Liberty Corporation
             P.O. Box 789
             Greenville, South Carolina  29602

             Porter B. Rose
             President
             Liberty Insurance Services Corporation
             Liberty Investment Group, Inc.
             Chairman of the Board
             Liberty Capital Advisors, Inc.
             Liberty Properties Group, Inc.
             P.O. Box 789
             Greenville, South Carolina  29602

             Susan W. Mink
             Director, Human Resources
             The Liberty Corporation
             P.O. Box 789
             Greenville, South Carolina  29602

             Neil Smith
             Vice President, Controller
             Cosmos Broadcasting Corporation
             P.O. Box 789
             Greenville, South Carolina  29602

             Martha G. Williams
             Vice President, General Counsel and Secretary
             The Liberty Corporation
             P.O. Box 789
             Greenville, South Carolina  29602





                                      -3-
                                       67

     The Trustee is responsible for the management, investment and control of the assets of the Trust established by the Plan, and for the disbursements of benefits therefrom, except to the extent that the Trustee may be relieved of investment responsibility by the appointment of an Investment Manager or by direction of the Plan Committee. The present Trustee is Wachovia Bank of NC, N.A., P.O. Box 3099, Winston-Salem, North Carolina 27102. Wachovia Bank of NC, N.A., is also trustee under Profit-Sharing Plans maintained by the Company and its subsidiaries for employees. Neuberger & Berman Pension Management, Inc. ("Neuberger & Berman") is Investment Manager of a portion of the Common Stock Fund, one of the four funds comprising the Plan (see page 9, Notes to Financial Statements - Description of Plan for further details). Neuberger & Berman's address is 522 Fifth Avenue, New York, New York 10036. Hellman, Jordan Management Company, Inc. ("Hellman, Jordan") is also Investment Manager of a portion of the Common Stock Fund. Their address is P.O. Box 389, Boston, MA 02101. Wachovia has investment responsibility for one of the Plan's other three funds, The Liberty Corporation Stock Fund. Liberty Capital Advisors, Inc., a subsidiary of the Company and a participating employer of the Plan, was given investment responsibility of the Plan's Money Market Fund, effective January 1, 1988 and of the Plan's Intermediate Bond Fund, effective July 1, 1990. Liberty Capital Advisor's address is Post Office Box 789, Greenville, South Carolina 29602.

     The Plan Administrator is currently an Administrative Committee which is responsible for the daily administration and operational functions of the Plan, including filing all reports with governmental agencies, providing Plan participants with information, preparing year-end reports to participants, maintaining all required records, interpreting the provisions of the Plan and settling disputes over the rights of employees, participants and beneficiaries. Present members of the Administrative Committee, their positions with the Company and its subsidiaries, and their addresses are as follows:

           Mary Anne Bunton, Assistant Vice President of the Benefits Department of The Liberty Corporation, whose address is P.O. Box 789, Greenville, South Carolina 29602

           Susan E. Cyr, Counsel and Assistant Secretary of the Legal Department of The Liberty Corporation, whose address is P.O. Box 789, Greenville, South Carolina 29602

     The Plan Committee members, the Trustee and the Administrative Committee members do not have any positions or offices with the Company or any of its affiliates except as indicated above.

(b) For the year ended December 31, 1995, expenses of administration of the Plan of approximately $285,000, including fees and expenses of the Trustee and two of the Investment Managers, Neuberger & Berman and Hellman, Jordan, were paid out of the assets of the Plan. Expenses of Liberty Capital Advisors were paid by the employers rather than out of the Plan assets.

ITEM 6.  CUSTODIAN OF INVESTMENTS

(a) Wachovia Bank of NC, N.A., P.O. Box 3099, Winston-Salem, North Carolina 27102 serves as Trustee of the Plan and the assets of the Plan.

(b) The Trustee received compensation from the assets of the Plan of $29,959 during the year ended December 31, 1995.

(c)  No bond was furnished by the custodian (Wachovia).

ITEM 7.  REPORTS TO PARTICIPATING EMPLOYEES

Each Plan participant receives a quarterly statement showing the balance in his Plan account (including a breakdown of the amounts invested in each investment medium offered), amounts contributed by him and by his Employer, dividends, interest and other gains credited to his account, any amounts forfeited or otherwise charged against his account, and additional shares purchased if the employee has elected to have some or all of his and his Employer's contributions invested in the Company's stock. These individualized reports, a copy of the proxy statement and a copy of the annual report are the reports that were distributed to Plan participants during the year ended December 31, 1995.



                                      -4-
                                       68

ITEM 8.  INVESTMENT OF FUNDS

(a) Employee contributions and matching Employer contributions may be invested in increments of 25% in: the Liberty Corporation Stock Fund which consists solely of Company common stock, the Money Market Fund which consists of various money market instruments and U.S. Government securities, the Intermediate Bond Fund which consists of intermediate - term government and good quality corporate bonds, or the Common Stock Fund which consists of high quality common stock or securities convertible into common stock, other than Company stock. For the years ended December 31, 1995, 1994, and 1993, there were no brokerage commissions paid by the Plan for the Intermediate Bond Fund and the Money Market Fund, but there were brokerage commissions paid by the Plan for the Common Stock Fund.

(b) No brokerage transactions effected for the Plan, during the three years ended December 31, 1995, were directed to brokers because of research services provided.


ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS

                                                                                       Page No.
                                                                                       --------
(a) Financial Statements

        Report of Independent Auditors                                                    6
        (The Consent of Independent Auditors is Exhibit 23 of
        the Form 10-K of which this report is also an exhibit.)

    Statements of Net Assets Available for Plan Benefits -
        December 31, 1995 and 1994                                                        7

    Statements of Changes in Net Assets Available for Plan
        Benefits - For the Years Ended December 31, 1995 and 1994                         8

    Notes to Financial Statements - December 31, 1995                                  9 to 13

    Schedule of Assets Held for Investments - December 31, 1995                       14 and 15

    Schedule of Transactions or Series of Transactions in Excess
        of 5% of the Current Value of Plan Assets - December 31, 1995                    16


(b) Exhibits

    None

                                      -5-
                                       69

                         REPORT OF INDEPENDENT AUDITORS


To the Administrative Committee of The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan and Board of Directors
The Liberty Corporation


We have audited the accompanying statements of net assets available for plan benefits of The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted audited standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial status of the Plan at December 31, 1995 and 1994, and the changes in its financial status for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1995 and transactions or series of transactions in excess of 5% of the current value of plan assets for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1976 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1995 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1995 financial statements taken as a whole.


/s/ Ernst & Young LLP

March 8, 1996





                                     -6-
                                      70

  THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
             STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          DECEMBER 31, 1995 AND 1994
                                 (IN $000'S)


                                                          1995                                        1994
                                      ------------------------------------------   -----------------------------------------
                                      LIBERTY   MONEY    COMMON   INTER.           LIBERTY   MONEY   COMMON   INTER.
                                       STOCK   MARKET     STOCK    BOND             STOCK   MARKET    STOCK    BOND
                                       FUND     FUND      FUND     FUND    TOTAL    FUND     FUND     FUND     FUND    TOTAL
                                      ------   ------    ------   ------   -----   ------   ------   ------   ------   -----
ASSETS
 Cash                                 $    --  $    --  $     1  $   --  $     1  $    --  $    10  $     3  $   --  $    13
 Investments
  Short-term investments
    (total cost of $10,032 in
    1995 and $6,129 in 1994)                9    8,405      605   1,013   10,032       12    4,224      982     911    6,129
  The Liberty Corporation
    common stock (total cost of
    $9,049 in 1995 and $8,420
    in 1994)                           12,320       --       --      --   12,320    9,004       --       --      --    9,004
  Other common stocks
   (total cost of $21,658 in 1995
   and $17,346 in 1994)                    --       --   27,121      --   27,121       --       --   18,518      --   18,518
  Securities of US government and
   agencies (total cost of $5,327
   in 1995 and $9,306 in 1994)             --    1,757       --   3,521    5,278       --    5,699       --   3,266    8,965
  Corporate collateralized mortgage
   obligations (total cost of $451
   in 1995 and $193 in 1994)               --       --       --     459      459       --       --       --     194      194
  Corporate asset-backed securities
   (total cost of $510 in 1995)            --      505       --      --      505       --       --       --      --       --

 Due from broker for securities sold       --       --       61       5       66      212       10      156       5      383

 Participant loans receivable             869      916    1,483     121    3,389      831      971    1,383     143    3,328
 Accrued investment income                 63       86       51      41      241       55      113       24      43      235
                                      -------  -------  -------  ------  -------  -------  -------  -------  ------  -------

                                       13,261   11,669   29,322   5,160   59,412   10,114   11,027   21,066   4,562   46,769
                                      -------  -------  -------  ------  -------  -------  -------  -------  ------  -------
LIABILITIES
 Expenses payable                          17       18       34       8       77       16       16       31       7       70
 Due to broker for securities
  purchased                                --       --       --      --       --      212       10      192      --      414
                                      -------  -------  -------  ------  -------  -------  -------  -------  ------  -------

NET ASSETS AVAILABLE FOR
 PLAN BENEFITS                        $13,244  $11,651  $29,288  $5,152  $59,335   $9,886  $11,001  $20,843  $4,555  $46,285
                                      =======  =======  =======  ======  =======  =======  =======  =======  ======  =======

SEE NOTES TO FINANCIAL STATEMENTS.


                                     -7-
                                      71

  THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
       STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                 (IN $000'S)


                                                              1995                                        1994
                                           -----------------------------------------   -----------------------------------------
                                           LIBERTY   MONEY   COMMON   INTER.           LIBERTY   MONEY   COMMON   INTER.
                                            STOCK   MARKET    STOCK    BOND             STOCK   MARKET    STOCK    BOND
                                            FUND     FUND     FUND     FUND    TOTAL    FUND     FUND     FUND     FUND    TOTAL
                                           ------   ------   ------   ------   -----   ------   ------   ------   ------   -----
INVESTMENT INCOME
Income
 Dividends
  The Liberty Corporation
   common stock                          $   244  $    --  $    --  $   --  $   244   $  215  $    --  $    --  $   --  $   215
  Other stocks                                --       --      372      --      372       --       --      268      --      268
 Interest on securities                        2      634       94     280    1,010        1      492       68     239      800
 Interest on participant loans                62       40      109      18      229       50       35       85      15      185
 Miscellaneous                                --       --       --       2        2       --       --        4       3        7
                                         -------- -------  -------  ------  -------   ------  -------  -------  ------  -------
     TOTAL INVESTMENT INCOME                 308      674      575     300    1,857      266      527      425     257    1,475

NET REALIZED AND UNREALIZED
  APPRECIATION (DEPRECIATION) IN
  FAIR VALUE OF INVESTMENTS                3,028       54    7,047     254   10,383      330     (206)    (481)   (251)    (608)

CONTRIBUTIONS
  Employer                                   460      443      970     254    2,127      477      408      913     247    2,045
  Employee                                   851      725    1,844     481    3,901      872      675    1,686     475    3,708
                                         -------- -------  -------  ------  -------   ------  -------  -------  ------  -------
    TOTAL CONTRIBUTIONS                    1,311    1,168    2,814     735    6,028    1,349    1,083    2,599     722    5,753
                                         -------- -------  -------  ------  -------   ------  -------  -------  ------  -------
TRANSFERS FROM OTHER
  QUALIFIED PLANS                              3       39       16       6       64        3        4       13       2       22

TRANSFERS BETWEEN FUNDS                     (249)     373      122    (246)      --      (25)     177      131    (283)      --

WITHDRAWALS
BENEFITS PAID                             (1,020)  (1,626)  (1,911)   (440)  (4,997)    (602)    (998)    (920)   (261)  (2,781)

PLAN EXPENSES                                (23)     (32)    (218)    (12)    (285)     (23)     (23)    (184)    (11)    (241)
                                         -------- -------  -------  ------  -------   ------  -------  -------  ------  -------
INCREASE (DECREASE) IN NET ASSETS
  AVAILABLE FOR PLAN BENEFITS              3,358      650    8,445     597   13,050    1,298      564    1,583     175    3,620

NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT BEGINNING OF YEAR            9,886   11,001   20,843   4,555   46,285    8,588   10,437   19,260   4,380   42,665
                                         -------- -------  -------  ------  -------   ------  -------  -------  ------  -------
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT END OF YEAR                $13,244  $11,651  $29,288  $5,152  $59,335   $9,886  $11,001  $20,843  $4,555  $46,285
                                         =======  =======  =======  ======  =======   ======  =======  =======  ======  =======


SEE NOTES TO FINANCIAL STATEMENTS.



                                     -8-
                                      72

  THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1995

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting records of the Plan are maintained on the accrual basis. Investments are carried in the financial statements at market value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year; investments traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the average of the last reported bid and ask prices. The difference between proceeds received and the cost of investments sold is recognized as realized gains (losses) in the statements of changes in net assets available for plan benefits. Cost is determined based on the average cost method for The Liberty Corporation (the "Company") stock, and the first-in, first-out basis for other investments. The net change in the aggregate market value of investments is reflected in the statements of net assets available for plan benefits as unrealized gains (losses).


2.   DESCRIPTION OF THE PLAN

     The Plan was first offered to eligible employees beginning January, 1982. Effective July 1, 1985, the Plan was amended to include a provision for a "qualified cash or deferred arrangement" under Section 401(k) of the Internal Revenue Code, to provide for the merger and consolidation of the Cosmos Broadcasting Corporation Thrift and Investment Plan into the Company's Plan and to rename the Plan "The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan". Any employee of the Company or participating subsidiaries who (a) is at least 21 years old,
     (b) works a minimum of 500 hours per year and (c) has completed at least one year of service in which they worked at least 1,000 hours is eligible to participate in the Plan. Subsidiaries of the Company presently participating in the Plan consist of Liberty Life Insurance Company, Special Services Corporation, Cosmos Broadcasting Corporation, Liberty Capital Advisors, Inc., Liberty Properties Group, Inc., Liberty Insurance Services Corporation, Liberty Investment Group, Inc., and Pierce National Life Insurance Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Administrative costs of the Plan incurred are paid either out of Plan assets or by the Company or its subsidiaries.

     Participation in the Plan is voluntary and eligible employees may elect to contribute up to a total of 13% of their compensation on either a pre-tax or after-tax basis, or a combination of both, through payroll deductions. Each participating employer makes matching contributions on pre-tax employee contributions of up to 3% of each employee participants' annual compensation. The matching percentage may be changed by resolution of the Board of Directors of a participating company, effective at the beginning of any plan year (January 1).

     Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and (b) Plan earnings, and is charged with an allocation of administrative expenses. Allocations are based on participant contributions or account balances, as defined. Forfeited balances of terminated participants' nonvested accounts are used to reduce future company contributions.

     The Plan is comprised of four separate funds with different investment alternatives. The Liberty Corporation Stock Fund ("Liberty Stock Fund") invests in the common stock of The Liberty Corporation. The Money Market Fund invests in certificates of deposit, government securities and other money market instruments. The Intermediate Bond Fund invests in intermediate term government and good quality corporate bonds with three year to seven year average maturity. The Common Stock Fund invests in common stock, or securities convertible into common stock, other than The Liberty Corporation stock. Certain investments in the Money Market Fund and idle investments waiting to be invested in stock in The Liberty Stock Fund, Intermediate Bond Fund, and Common Stock Fund are invested in short-term investments.

     Employee participants may elect to invest their contributions in increments of 25% in any fund. Beginning January 1, 1993, the plan was changed to provide for the quarterly transfers of a participant's or former participant's future and/or existing account balances under the plan. Matching employer contributions will be invested in the same way as the employee's pre-tax contributions upon which they are based. At December 31, 1995, there were 1,927 active participants in the Plan of whom 1,043; 887; 671 and 1,495 were electing to invest, either wholly or partially, in the Liberty Stock Fund, Money Market Fund, Intermediate Bond Fund and Common Stock Fund, respectively.



                                     -9-
                                      73

     Amounts credited to a participant's employee account, either before tax or after tax, are fully vested at all times. Amounts credited to a participant's employer matching account vest based on the total number of years of service (as defined under the Plan) with the Company or its Related Employers:



                         NUMBER OF YEARS       PERCENTAGE
                           OF SERVICE          OF VESTING
                       ------------------   ----------------
                       Less than 3 years          ---
                                 3 years           25%
                                 4 years           50%
                                 5 years           75%
                                 6 years          100%


     All amounts credited to a participant's employee (before tax or after tax) and employer matching accounts are fully vested upon termination of employment due to a participant's death, total disability or retirement, or after a participant has completed six or more years of service.

     A participant who has completed less than six years of service and is terminated for any reason other than those mentioned above forfeits the non-vested amounts in his employer matching account. All amounts credited to the employee's account (before tax or after tax) and all vested amounts credited to the employer's matching account are distributable upon termination.

     The Plan allows participants to obtain loans, within stated limits, from the vested portion of their account balance. Repayment is required over a period not to exceed five years, unless the loan is used for the purchase of a principal residence. Interest is charged on outstanding loans at a rate determined by the plan administrator.





                                     -10-
                                      74

3.   INVESTMENTS

     During 1995 and 1994, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value by $10,383,000 and $608,000, respectively, as follows:



                                                        NET APPRECIATION
                                                       (DEPRECIATION) IN        FAIR VALUE
                                                          FAIR VALUE             AT END OF
                                                          DURING YEAR              YEAR
                                                          -----------              ----
                                                                      ($000'S)
YEAR ENDED DECEMBER 31, 1995
- ----------------------------
       Short-term investments                             $   ---                 $10,032
       The Liberty Corporation
         common stock                                       3,028                  12,320
       Other common stock                                   7,047                  27,121
       U.S. Government and
         agency securities                                    306                   5,278
       Collateralized mortgage obligations                      7                     459
       Corporate asset-backed securities                       (5)                    505
                                                          -------                 -------
                                                          $10,383                 $55,715
                                                          =======                 =======
YEAR ENDED DECEMBER 31, 1994
- ----------------------------

      Short-term investments                              $   ---                 $ 6,129
      The Liberty Corporation
        common stock                                          330                   9,004
      Other common stock                                     (481)                 18,518
      U.S. Government and
        agency securities                                    (458)                  8,965
      Collateralized mortgage obligations                       1                     194
                                                          -------                 -------
                                                          $  (608)                $42,810
                                                          =======                 =======

     The market value of individual investments that represent 5% or more of the Plan's total assets are as follows:



                                                                     DECEMBER 31,
                                                                  1995          1994
                                                               ----------    -----------
                                                                       ($000'S)
 Wachovia Short-Term Investment Fund                            $10,032         $6,129

 The Liberty Corporation Common Stock                            12,320          9,004
  (365,042 shares and 354,830 shares
  in 1995 and 1994, respectively)



4.   INCOME TAX STATUS

     The Plan is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974. The Plan has received a determination letter from the Internal Revenue Service stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code, and is not subject to income taxation. The Plan is required to operate in conformity with the Internal Revenue Code to maintain its qualification. The Plan Committee is not aware of any course of action or events that have occurred that might adversely affect the Plan's qualified status.




                                      -11-
                                       75

     Contributions made by a participant and a participating Company on or after July 1, 1985 which constitute employee before-tax contributions will not be currently taxable to participants when they are contributed to the Plan, assuming this part of the Plan constitutes a "qualified cash or deferred arrangement" within the meaning of section 401(k) of the Code.
     To constitute a "qualified cash or deferred arrangement," the ratio of contributions to compensation for highly compensated eligible employees must not exceed the ratio of contributions to compensation for the non-highly compensated eligible employees by more than certain percentages specified in section 401(k) and 401(m) of the Code. These percentage tests have been satisfied, and the above tax consequences relating to employee before tax contributions are based on the assumption that they are governed by the provisions of section 401(k).

     Participating Company matching contributions and investment earnings on all contributions are not taxable to a participant until these amounts are paid to the participant. The participating Company is entitled to a business expense deduction for its contributions.

     After-tax contributions (contributions not designated as employee before-tax contributions) made by a participant are not deductible in computing the participant's federal taxable income.


5. SOURCES OF CONTRIBUTIONS

     The sources of contributions for the two years ended December 31, 1995, consist of the following:


                                               1995           1994
                                             --------       --------
                                                     ($000'S)
Employer:
  The Liberty Corporation                     $  125        $   83
  Liberty Life Insurance Company               1,113         1,180
  Cosmos Broadcasting Corporation                497           460
  Special Services Corporation                     5             6
  Liberty Capital Advisors, Inc.                  13            12
  Liberty Properties Group, Inc.                  37            33
  Pierce National Life Insurance Co.              80            41
  Liberty Investment Group, Inc.                  19            17
  Liberty Insurance Services Corporation         238           213

  Total employer contributions                 2,127         2,045
                                              ------        ------
Employee:
  The Liberty Corporation                        263           180
  Liberty Life Insurance Company               2,017         2,138
  Cosmos Broadcasting Corporation                901           822
  Special Services Corporation                     8            12
  Liberty Capital Advisors, Inc.                  38            31
  Liberty Properties Group, Inc.                  73            62
  Pierce National Life Insurance Co.             151            74
  Liberty Investment Group, Inc.                  36            32
  Liberty Insurance Services Corporation         414           357
                                              ------        ------

    Total employee contributions               3,901         3,708
                                              ------        ------
    TOTAL CONTRIBUTIONS                       $6,028        $5,753
                                              ======        ======

     Forfeitures of non-vested balances in employer accounts of $112,000 in 1995 and $124,000 in 1994 were used to reduce employer contributions. Additionally, amounts contributed by the employer during 1995 and 1994 included non-cash contributions of the Company's common stock which had a market value, at date of contribution, of $1,561,000 and $1,579,000, respectively. All other employer contributions were made in cash.



                                     -12-
                                      76

6. PRIORITIES ON TERMINATION OF PLAN

     In the event that the Plan is terminated, all expenses will be paid and the accounts of the affected participants will be proportionately adjusted to reflect such expenses and all contributions and withdrawals up to the date of termination. The Plan will then be revalued and each participant will be paid all amounts credited to his accounts. The accounts of all participants become fully vested as of the date of termination.

     An exception to this method of distribution at termination is made for the case in which termination is due to revocation of the Plan's exemption from income taxes under Section 401 of the Internal Revenue Code. In that case, all contributions, including those made by the employer, would be returned to the respective contributors.


7.   TRANSACTIONS WITH PARTIES-IN-INTEREST

     During 1995 and 1994, the Plan purchased and sold securities of parties-in-interest as summarized below:


                                                                  1995                       1994
                                                         ---------------------    ------------------------
                                                          SHARES OR               SHARES OR
                                                          PRINCIPAL               PRINCIPAL
                                                           AMOUNT       COST        AMOUNT         COST
                                                         ---------   ---------    ----------     ---------
                                                               (IN $000'S, EXCEPT NUMBER OF SHARE DATA)
  Common Stock of The Liberty Corporation:
    Purchases                                              88,696     $ 2,535        88,755       $ 2,329
    Sales                                                  78,484     $ 1,910        60,251       $ 1,520
  Short-term investments of Plan Trustee
   (Wachovia Bank & Trust Co., N.A.):
    Purchases                                             $26,313     $26,313       $21,823       $21,823
    Sales                                                 $22,410     $22,410       $21,649       $21,649


     The Plan also received dividends of $243,000 in 1995 and $215,000 in 1994 from The Liberty Corporation and interest of $499,000 in 1995 and $256,000 in 1994 from a short-term investment fund sponsored by the Plan trustee.

     Liberty Capital Advisors, Inc., a subsidiary of The Liberty Corporation and a participating employer in the Plan, was given investment responsibility of the Money Market Fund effective January 1, 1988 and the Intermediate Bond Fund effective July 1, 1990. All expenses for services performed by Liberty Capital Advisors, Inc. were paid by the participating employers.


8.   AMOUNTS PAYABLE TO WITHDRAWN PARTICIPANTS

     At December 31, 1995 and 1994, amounts payable to withdrawn participants totaled $807,000 and $742,000, respectively. These amounts were disbursed in the first quarter of the following year.





                                      -13-
                                       77

  THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
                          ASSETS HELD FOR INVESTMENT
                              DECEMBER 31, 1995
                   (IN $000'S EXCEPT NUMBER OF SHARES DATA)


                                                           PRINCIPAL AMOUNT
             NAME OF ISSUER AND                            OF BONDS & NOTES,    PURCHASE     MARKET
            TITLE OF EACH ISSUE                            NUMBER OF SHARES      PRICE        VALUE
- ----------------------------------------------------       ----------------     --------     -------
SHORT-TERM INVESTMENTS
Wachovia Short-Term Investment Fund                             $ 10,032        $10,032      $10,032

COMMON STOCKS
The Liberty Corporation                                          365,042          9,049       12,320

OTHER COMMON STOCKS
  McDonnell Douglas Corp.                                          6,000            232          552
  Rockwell Intl Corp.                                              8,000            285          423
  Chrysler Corp.                                                  21,300            945        1,174
  Ford Motor Co                                                   10,600            317          306
  General Mtrs Corp.                                              11,000            503          582
  Citicorp                                                        14,000            550          942
  Du Pont De Nemours & Co E I                                      8,500            557          594
  Hercules Inc.                                                    7,500            250          423
  Monsanto Company                                                 6,500            512          796
  Bay Networks Inc.                                                9,450            128          389
  Cisco Sys Inc.                                                   3,100             72          231
  Compaq Computer Corp.                                           14,000            644          672
  Dell Computer Corporation                                        6,000            133          208
  International Business Machs Corp                                6,000            559          548
  Seagate Technology                                               5,000            215          238
  Microsoft Corp                                                   4,300            261          377
  Triple P N.V.                                                    8,000             80           80
  Colgate Palmolive Co.                                            8,500            567          597
  Procter & Gamble Co.                                             6,000            339          498
  Magainin Pharmaceuticals Inc.                                    8,000             81          105
  DSC Communications Corp.                                         5,200            147          192
  Ucar International Inc.                                         12,000            285          405
  Avid Technology Inc.                                             2,800             84           53
  Intel Corp.                                                     18,000            572        1,022
  Loral Corp.                                                     15,000            263          531
  Micron Technology Inc.                                           5,000             93          198
  Tandy Corp.                                                      5,100            252          212
  Texas Instrs Inc.                                               15,800            908          814
  Varian Assoc Inc.                                               12,000            582          574
  Trump Hotels & Casino Resorts Inc                                6,200             85          133
  Merrill Lynch & Co Inc.                                         17,000            666          867
  Morgan Stanley Group Inc                                         2,300            185          185
  Paine Webber Group inc.                                         13,800            264          276
  Travelers Group Inc.                                             5,500            252          345
  Premark Intl Inc.                                               12,000            610          607
  General Re Corp.                                                 1,100            148          170
  MBIA Inc.                                                        8,500            464          637
  Applied Matls Inc.                                               7,000            405          276
  Varity Corp                                                     10,000            372          371
  Baxter Intl Inc.                                                15,000            533          628
  Columbia/HCA Healthcare Corp.                                   17,000            554          863
  Value Health Inc.                                                7,900            278          217
  American Standard Companies Inc.                                20,000            588          560
  First USA Inc.                                                  18,100            653          803
  Atlantic Richfield Co.                                           2,100            231          233
  Enron Oil & Gas Co.                                             14,000            304          336
  Petro-Canada                                                    25,000            125          144
  Texaco Inc.                                                      2,200            157          173
  Kimberly Clark Corp.                                            11,700            642          968
  Xerox Corp.                                                      3,500            329          479
  Time Warner Inc.                                                14,000            512          530
  Liberty Ppty Tr.                                                11,700            228          243
  GAP Inc.                                                         6,600            310          277
  Lowes Companies Inc.                                             7,000            191          234
  Officemax Inc.                                                   7,400            114          166
  Rite-Aid Corp.                                                  20,000            400          685
  Goodyear Tire & Rubr Co.                                        12,000            429          545
  Philip Morris Cos Inc.                                           7,000            449          632
  UST, Inc.                                                        7,000            192          234
  Viacom Inc.                                                     12,000            572          568
                                                                                -------      -------

TOTAL OTHER COMMON STOCK                                                         21,658       27,121
                                                                                -------      -------



                                      -14-
                                       78

  THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
                    ASSETS HELD FOR INVESTMENT (CONTINUED)
                              DECEMBER 31, 1995
                   (IN $000'S EXCEPT NUMBER OF SHARES DATA)


                                                                           PRINCIPAL AMOUNT
                    NAME OF ISSUER AND                                     OF BONDS & NOTES,   PURCHASE        MARKET
                    TITLE OF EACH ISSUE                                    NUMBER OF SHARES     PRICE          VALUE
- ----------------------------------------------------------------           ----------------    --------       --------
SECURITIES OF UNITED STATES GOVERMENT & AGENCIES

  United States Treasury Notes 4.375% due 08/15/1996                               250            250             249
  United States Treasury Notes 4.375% due 11/15/1996                               500            498             496
  United States Treasury Notes 4.25% due 12/31/1995                                250            250             250
  United States Treasury Notes 7.375% due 05/15/1996                               750            780             756
  United States Treasury Notes 7.50% due 01/31/1996                              1,000          1,051           1,002
  Federal Home Loan Banks Cons DB 6.85% due 02/25/1997                             250            259             254
  Federal National Mortgage Assn Deb 6.10% due 02/10/2000                          500            516             510
  Federal National Mortgage Corp 7.00% due 05/15/2020                              262            251             264
  Federal Home Loan Mortgage Corp 7.00% due 04/15/2002                             400            417             413
  Federal Home Loan Mortgage Corp 6.00% due 11/15/2006                             350            334             351
  Federal Home Loan Mortgage Corp 7.00% due 08/25/2005                             127            121             130
  Federal National Mortgage Assn 6.25% due 09/25/2007                              300            296             304
  Federal National Mortgage Assn 6.00% due 04/25/2001                              300            304             299
                                                                                              -------         -------
TOTAL SECURITIES OF UNITED STATES GOVERNMENT & AGENCIES                                         5,327           5,278
                                                                                              -------         -------
COLLATERALIZED MORTGAGE OBLIGATIONS
  Prudential Home Mtg Secs Co 7.75% 10/25/2024                                     200            193             206
  Mississippi Home Corp 8.81% due 09/15/2011                                       250            258             253
                                                                                              -------         -------
TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS                                                         451             459
                                                                                              -------         -------
CORPORATE ASSET-BACKED SECURITIES
  Sears Cr Account Tr 8.60% due 5/15/1998                                          500            510             505

      TOTAL INVESTMENTS                                                                       $47,027         $55,715
                                                                                              =======         =======




                                      -15-
                                       79

  THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
    TRANSACTIONS OR SERIES OF TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT
                             VALUE OF PLAN ASSETS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                  (IN $000'S, EXCEPT NUMBER OF SHARES DATA)






CATEGORY (III) - SERIES OF SECURITIES TRANSACTIONS
- --------------------------------------------------


                                                                                PURCHASE     SALES     EXPENSES
    PARTY INVOLVED                   DESCRIPTION OF ASSETS                       PRICE       PRICE     INCURRED          COST
- ------------------------    ------------------------------------------------   ---------   ---------   --------      ------------
Wachovia Bank & Trust Co.  Wachovia Short-Term Investment Fund -
                           $26,313 principal amount, various interest rates      $26,313     $   ---      $---        $26,313


Wachovia Bank & Trust Co.  Wachovia Short-Term Investment Fund -
                           $22,410 principal amount, various interest rates      $   ---     $22,410      $---        $22,410


The Liberty Corporation    The Liberty Corporation Common Stock - 88,696 shares  $ 2,535     $   ---      $---        $ 2,535

The Liberty Corporation    The Liberty Corporation Common Stock - 78,484 shares  $   ---     $ 2,246      $---        $ 1,910


                                                                                     VALUE ON         REALIZED
                                                                                    TRANSACTION         GAIN
    PARTY INVOLVED                   DESCRIPTION OF ASSETS                             DATE            (LOSS)
- ------------------------    ------------------------------------------------        ------------     ----------
Wachovia Bank & Trust Co.  Wachovia Short-Term Investment Fund -
                           $26,313 principal amount, various interest rates          $26,313            $---


Wachovia Bank & Trust Co.  Wachovia Short-Term Investment Fund -
                           $22,410 principal amount, various interest rates          $22,410            $---


The Liberty Corporation    The Liberty Corporation Common Stock - 88,696 share       $ 2,535            $---

The Liberty Corporation    The Liberty Corporation Common Stock - 78,484 share       $   ---            $336



THERE WERE NO CATEGORY (I), (II), OR (IV) REPORTABLE TRANSACTIONS DURING 1995.








                                      -16-
                                       80